                                                                      Exhibit 99

Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference,

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference, and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

(c) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan, who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                      Schedule I

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUMMARY OF INVESTMENTS--OTHER THAN INVESTMENTS IN RELATED PARTIES
As of December 31, 1999

(in millions)
--------------------------------------------------------------------------------------------------------------
                                                                                                     Amount at
                                                                                                   which shown
                                                                                                        in the
                                                                                                       Balance
Type of Investment                                                           Cost*         Value         Sheet
==============================================================================================================
Fixed maturities:
  Bonds:
    United States Government and government agencies
      and authorities                                                     $  2,501      $  2,485      $  2,486
    States, municipalities and political subdivisions                       21,799        21,673        21,546
    Foreign governments                                                     15,527        15,901        15,901
    Public utilities                                                         4,921         5,129         5,129
    All other corporate                                                     46,603        45,080        45,080
--------------------------------------------------------------------------------------------------------------
  Total bonds                                                               91,351        90,268        90,142
  Preferred stocks                                                               2            --             2
--------------------------------------------------------------------------------------------------------------
Total fixed maturities                                                      91,353        90,268        90,144
--------------------------------------------------------------------------------------------------------------
Equity securities:
  Common stocks:
    Public utilities                                                           217           245           245
    Banks, trust and insurance companies                                       604           655           655
    Industrial, miscellaneous and all other                                  4,675         5,102         5,102
--------------------------------------------------------------------------------------------------------------
  Total common stocks                                                        5,496         6,002         6,002
  Non-redeemable preferred stocks                                              718           712           712
--------------------------------------------------------------------------------------------------------------
Total equity securities                                                      6,214         6,714         6,714
--------------------------------------------------------------------------------------------------------------
Mortgage loans on real estate, policy and collateral loans                  12,134        12,134        12,134
Financial services assets:
  Flight equipment primarily under operating leases, net of
    accumulated depreciation                                                17,334            --        17,334
  Securities available for sale, at market value                            12,920        12,954        12,954
  Trading securities, at market value                                           --         4,391         4,391
  Spot commodities, at market value                                             --           683           683
  Unrealized gain on interest rate and currency swaps,
   options and forward transactions                                             --         7,931         7,931
  Trading assets                                                             5,793            --         5,793
  Securities purchased under agreements to resell, at contract value        10,897            --        10,897
Other invested assets                                                        9,900            --         9,900
Short-term investments, at cost (approximates market value)                  7,007            --         7,007
--------------------------------------------------------------------------------------------------------------
Total investments                                                         $173,552      $     --      $185,882
==============================================================================================================

* Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discounts.

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
BALANCE SHEET--PARENT COMPANY ONLY

(in millions)
------------------------------------------------------------------------------------------------------
December 31,                                                                       1999           1998
======================================================================================================
Assets:
  Cash                                                                         $      3       $      2
  Short-term investments                                                              1             10
  Invested assets                                                                   760            815
  Carrying value of subsidiaries and partially-owned companies, at equity        34,603         31,982
  Premiums and insurance balances receivable-net                                    113             56
  Other assets                                                                      377            440
------------------------------------------------------------------------------------------------------
Total assets                                                                     35,857         33,305
------------------------------------------------------------------------------------------------------
Liabilities:
  Insurance balances payable                                                        285            229
  Due to affiliates-net                                                             861            748
  Medium term notes payable                                                         481            467
  Term notes payable                                                                432            988
  Zero coupon notes                                                                 114            102
  Italian Lire bonds                                                                159            159
  Other liabilities                                                                 219            489
------------------------------------------------------------------------------------------------------
Total liabilities                                                                 2,551          3,182
------------------------------------------------------------------------------------------------------
Capital funds:
  Preferred stock                                                                    --            248
  Common stock                                                                    4,152          3,284
  Additional paid-in capital                                                      2,080          1,319
  Retained earnings                                                              31,040         27,110
  Accumulated other comprehensive income                                         (2,103)           (10)
  Treasury stock                                                                 (1,863)        (1,828)
------------------------------------------------------------------------------------------------------
Total capital funds                                                              33,306         30,123
------------------------------------------------------------------------------------------------------
Total liabilities and capital funds                                            $ 35,857       $ 33,305
======================================================================================================

STATEMENT OF INCOME--PARENT COMPANY ONLY

(in millions)
--------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                1999          1998          1997
========================================================================================================
Agency loss                                                          $   (13)      $    (6)      $    --
Financial services income                                                246           263           106
Asset management income                                                    5            --            --
Dividend income from consolidated subsidiaries:
  Cash                                                                 1,049           856         1,458
  Other                                                                   30            --            --
Dividend income from partially-owned companies                             7            14            22
Equity in undistributed net income of consolidated subsidiaries
  and partially-owned companies                                        4,180         3,737         2,793
Other income (deductions)-net                                           (162)         (210)         (375)
--------------------------------------------------------------------------------------------------------
Income before income taxes                                             5,342         4,654         4,004
Income taxes                                                             287           372           293
--------------------------------------------------------------------------------------------------------
Net income                                                           $ 5,055       $ 4,282       $ 3,711
========================================================================================================

                                                                     Schedule II

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
CONDENSED FINANCIAL INFORMATION OF REGISTRANT--(continued)
STATEMENT OF CASH FLOWS--PARENT COMPANY ONLY

(in millions)
--------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                          1999      1998          1997
==============================================================================================================
Cash flows from operating activities:
  Net income                                                                   $5,055    $ 4,282       $ 3,711
--------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Non-cash revenues, expenses, gains and losses included in income:
    Equity in undistributed net income of consolidated subsidiaries and
      partially-owned companies                                                 (4,180)   (3,737)       (2,793)
    Change in premiums and insurance balances receivable and payable-net            (1)       30            32
    Change in cumulative translation adjustments                                   (99)      (18)           41
    Other-net                                                                     (144)      178           414
--------------------------------------------------------------------------------------------------------------
    Total adjustments                                                           (4,424)   (3,547)       (2,306)
--------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                          631       735        1,405
--------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Purchase of investments                                                          (44)     (154)          (12)
  Sale of investments                                                               62        __             2
  Change in short-term investments                                                   9        (9)           (1)
  Change in collateral and guaranteed loans                                         18       (25)         (237)
  Contributions to subsidiaries and investments in partially-owned companies      (415)     (444)       (1,823)
  Other-net                                                                        (39)      (36)           (3)
--------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                             (409)     (668)       (2,074)
--------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Change in medium term notes                                                       14       (29)          108
  Change in term notes                                                            (556)      100           563
  Proceeds from common stock issued                                                220        40           614
  Change in loans payable                                                          217       218            44
  Net proceeds from issuance of preferred
    securities of subsidiary grantor trusts                                         __        __           300
  Payment for redemption of preferred securities
    of subsidiary grantor trusts                                                    __        __           (55)
  Payment for redemption of preferred stock                                         __        __          (137)
  Cash dividends to shareholders                                                  (303)     (324)         (267)
  Acquisition of treasury stock                                                   (275)      (81)         (508)
  Proceeds from redemption of Premium Equity Redemption
    Cumulative security Units                                                       431       --            --
  Other-net                                                                          31        7            10
--------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                               (221)      (69)         (672)
--------------------------------------------------------------------------------------------------------------
Change in cash                                                                       1        (2)            3
Cash at beginning of year                                                            2         4             1
--------------------------------------------------------------------------------------------------------------
Cash at end of year                                                            $     3   $     2       $     4
==============================================================================================================

NOTES TO FINANCIAL STATEMENTS--PARENT COMPANY ONLY

(1) Agency operations conducted in New York through the North American Division of AIU are included in the financial statements of the parent company.
(2) Certain accounts have been reclassified in the 1998 and 1997 financial statements to conform to their 1999 presentation.
(3) "Equity in undistributed net income of consolidated subsidiaries and partially-owned companies" in the accompanying Statement of Income--Parent Company Only--includes equity in income of the minority-owned insurance operations.
(4)   See also Notes to Consolidated Financial Statements.

                                                                    Schedule III

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTARY INSURANCE INFORMATION
As of December 31, 1999, 1998 and 1997 and for the years then ended

(in millions)
-------------------------------------------------------------------------------------------------
                                     Reserves for
                                       Losses and
                         Deferred            Loss         Reserve          Policy
                           Policy       Expenses,             for             and
                      Acquisition   Future Policy        Unearned        Contract         Premium
Segment                     Costs        Benefits(a)     Premiums          Claims(b)      Revenue
=================================================================================================
1999
  General insurance       $ 2,132         $38,252         $11,450         $    --         $15,544
  Life insurance            7,492          34,608              --             942          11,942
-------------------------------------------------------------------------------------------------
                          $ 9,624         $72,860         $11,450         $   942         $27,486
=================================================================================================
1998
  General insurance       $ 1,852         $38,310         $10,009         $    --         $14,098
  Life insurance            6,229          29,571              --           1,135          10,293
-------------------------------------------------------------------------------------------------
                          $ 8,081         $67,881         $10,009         $ 1,135         $24,391
=================================================================================================
1997
  General insurance       $ 1,637         $33,400         $ 8,739         $    --         $12,421
  Life insurance            5,515          24,502              --             795           9,956
-------------------------------------------------------------------------------------------------
                          $ 7,152         $57,902         $ 8,739         $   795         $22,377
=================================================================================================

(in millions)
------------------------------------------------------------------------------------------------------

                                            Losses and    Amortization
                                                  Loss     of Deferred
                                   Net        Expenses          Policy           Other             Net
                            Investment       Incurred,     Acquisition       Operating        Premiums
Segment                         Income        Benefits           Costs(c)     Expenses         Written
======================================================================================================
1999
  General insurance            $ 2,517         $11,738         $ 1,528         $ 1,609         $16,224
  Life insurance                 6,206          11,870             891           2,381              --
------------------------------------------------------------------------------------------------------
                               $ 8,723         $23,608         $ 2,419         $ 3,990         $16,224
======================================================================================================
1998
  General insurance            $ 2,192         $10,657         $ 1,358         $ 1,552         $14,586
  Life insurance                 5,201          10,242             759           2,046              --
------------------------------------------------------------------------------------------------------
                               $ 7,393         $20,899         $ 2,117         $ 3,598         $14,586
======================================================================================================
1997
  General insurance            $ 1,854         $ 9,356         $ 1,216         $ 1,359         $13,408
  Life insurance                 4,521           9,770             874           1,776              --
------------------------------------------------------------------------------------------------------
                               $ 6,375         $19,126         $ 2,090         $ 3,135         $13,408
======================================================================================================

(a) Reserves for losses and loss expenses with respect to the general insurance operations are net of discounts of $1.08 billion, $551 million and $249 million for 1999, 1998 and 1997, respectively.
(b)   Reflected in insurance balances payable on the accompanying balance sheet.
(c) Amounts shown for general insurance segment exclude amounts deferred and amortized in the same period.

                                                                     Schedule IV

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
REINSURANCE
As of December  31, 1999, 1998 and 1997 and for the years then ended

(dollars in millions)
-----------------------------------------------------------------------------------------------------------
                                                                                                 Percent of
                                                  Ceded         Assumed                              Amount
                                               to Other      from Other                Net          Assumed
                           Gross Amount       Companies       Companies             Amount           to Net
===========================================================================================================
1999
Life insurance in-force        $583,670        $ 69,535        $  1,289           $515,424              0.3%
===========================================================================================================
Premiums:
  General insurance            $ 18,660        $  6,345        $  3,909(a)        $ 16,224             24.1%
  Life insurance                 12,220             310              32             11,942(b)           0.3
-----------------------------------------------------------------------------------------------------------
Total premiums                 $ 30,880        $  6,655        $  3,941           $ 28,166             14.0%
===========================================================================================================
1998
Life insurance in-force        $502,241        $ 62,768        $  1,408           $440,881              0.3%
===========================================================================================================
Premiums:
  General insurance            $ 17,931        $  6,098        $  2,753(a)        $ 14,586             18.9%
  Life insurance                 10,550             285              28             10,293(b)           0.3
-----------------------------------------------------------------------------------------------------------
Total premiums                 $ 28,481        $  6,383        $  2,781           $ 24,879             11.2%
===========================================================================================================
1997
Life insurance in-force        $442,080        $ 56,971        $  1,243           $386,352              0.3%
===========================================================================================================
Premiums:
  General insurance            $ 17,097        $  5,334        $  1,645           $ 13,408             12.3%
  Life insurance                 10,221             286              21              9,956(b)           0.2
-----------------------------------------------------------------------------------------------------------
Total premiums                 $ 27,318        $  5,620        $  1,666           $ 23,364              7.1%
===========================================================================================================

(a) The increase results from the consolidation of Transatlantic, which is a reinsurance company.
(b) Includes accident and health premiums of $2.25 billion, $1.88 billion and $1.71 billion in 1999, 1998 and 1997, respectively.